Exhibit 10.3

PIPER JAFFRAY COMPANIES
MUTUAL FUND RESTRICTED SHARE INVESTMENT PLAN
(Amended and Restated as of February 16, 2016)

1.    Plan and Purpose.

Piper Jaffray Companies (the “Company”) has established the Piper Jaffray Companies Mutual Fund Restricted Share Investment Plan (the “Plan”) to enable the Company to attract, retain, motivate and reward key employees, and to increase the awareness of the products and services offered by affiliates of the Company, by allowing employees to invest a portion of the incentive compensation they otherwise would receive in the form of restricted stock or other equity instead in mutual fund interests of funds managed by affiliates of the Company or other funds as approved by the Compensation Committee of the Board of Directors (the “Committee”).

2.    Nature of the Plan.

The Plan provides for restricted property transfers subject to Section 83 of the Internal Revenue Code of 1986, as amended (“Code”). Because Section 83 of the Code applies, awards and payments hereunder are not subject to Section 409A of the Code.

3.    Eligibility.

The Plan shall be available to U.S. employees (each an “Employee”) of the Company and its subsidiaries (an “Affiliate”) who are eligible to receive, and do receive, a restricted stock or other equity grant under the Piper Jaffray Companies Amended 2003 Annual and Long-Term Incentive Plan.

4.    Elections To Receive Restricted Mutual Fund Shares.

(a)Election. An Employee who is eligible under this Plan may elect to receive a portion of the award that would otherwise have been made to the Employee under the Piper Jaffray Companies Amended 2003 Annual and Long-Term Incentive Plan (the “Long-Term Incentive Plan”) in the form of restricted stock or other equity, instead in the form of restricted shares of selected mutual funds managed by an Affiliate of the Company, or other mutual funds or exchange traded funds as approved by the Committee (referred to as “Restricted Mutual Fund Shares”).

(b)Form of the Election. Any such election shall be made at such time, on such form and in accordance with such rules as may be prescribed for this purpose by the Company. While an Employee is not required to elect to receive any portion of an award in Restricted Mutual Fund Shares, an election to receive a portion of an award in Restricted Mutual Fund Shares must relate to at least ten percent (10%) and not more than fifty percent (50%) of his or her award under the Long-Term Incentive Plan; provided, however, that the Compensation Committee of the Board of Directors may specifically authorize an Employee to receive up to seventy-five percent (75%) of an award in Restricted Mutual Fund Shares.

(c)No Reallocation. Unless otherwise determined by the Company, no reallocation in the selected mutual funds or exchange traded funds shall be permitted after the Employee has completed and submitted the election form and the deadline for the submitting election forms, if any, has passed. Such election by the Employee shall also be irrevocable.

5.    Mutual Funds Distributed As Restricted Mutual Fund Shares.

The Company shall select the funds in which Restricted Mutual Fund Shares will be issued in any award cycle from among the mutual funds that are managed by an Affiliate of the Company and from among other mutual funds and exchange traded funds that have been approved for such purpose by the Committee. The Company may, from time to time and in its sole discretion, add to, remove or substitute such funds, provided that only the Committee may approve the inclusion of mutual funds or exchange traded funds other than those managed by an Affiliate of the Company among the funds from which the Company may select for any award cycle.

6.    Terms of the Restricted Mutual Fund Shares.

An Employee who makes an election to receive Restricted Mutual Fund Shares shall be issued and required to execute a Mutual Fund Restricted Share Agreement (“Agreement”) in the form attached hereto as Exhibit A, which shall set forth the terms applicable to such Restricted Mutual Fund Shares.

7.	Administration.

(a)    Administration and Discretionary Authority. The Company shall administer the Plan and awards under the Plan. The Global Head of Human Capital of the Company shall have the full and final discretionary authority and responsibility to interpret and construe the Plan and the Agreements, to adopt and revise rules and policies relating to the Plan and to make any other determinations necessary or advisable for the administration of the Plan and awards under the Plan. The interpretations and determinations of the Global Head of Human Capital shall be binding on all persons, including Employees. By electing to receive Restricted Mutual Fund Shares, the Employee is agreeing that the interpretations and determinations of the Global Head of Human Capital be given deference in all courts to the greatest extent allowed under law, and that they not be overturned or set aside by any court unless found to be arbitrary and capricious, or made in bad faith.
(b)    Correction of Errors. Errors may occur in the administration and operation of the Plan, and the Company reserves the power to cause such equitable adjustments to be made to correct for such errors as it considers appropriate. Such adjustments will be final and binding on all persons.

8.	Amendment and Termination.

(a)Amendment. The Company may amend the Plan or any Agreement at any time and for any reason by action of the Compensation Committee of the Board of Directors, or the Chief Executive Officer of the Company. However, the Company may not amend the Plan or any Agreement in a manner that has the effect of reducing any outstanding award (an award that has been granted but not yet paid), except for an amendment that is required by law or for which the failure to adopt the amendment would have adverse tax consequences to the Employee.

(b)    Termination. The Company may terminate the Plan at any time and issue no further Restricted Mutual Fund Shares.

9.	Miscellaneous.

(a)    No Assignment of Benefits. Rights and benefits under this Plan with respect to an Employee may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever.

(b)    Withholding. An Employee must make appropriate arrangements with the Company or an Affiliate of the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the awards under the Plan. If no other arrangements are made, the Company or Affiliate may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Employee.

(c)    Successors of Company. The rights and obligations of the Company or an Affiliate of the Company under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of the Company or any Affiliate.

(d)    No Employment Rights. Nothing contained in the Plan or any Agreement, nor any action taken hereunder, will be construed as a contract of employment or as giving any Employee any right to continued employment with the Company or any Affiliate of the Company.

(e)    Modification by Employment or Similar Agreement. The Company or an Affiliate of the Company may be a party to an employment or similar agreement with an Employee, the terms of which may enhance or modify in some respect the benefits provided under this Plan, including, but not necessarily limited to, an enhancement to or modification of the benefit amount, payment forms and/or other rights and features of the Plan. The Plan consists only of this document and other documents contemplated under this document, but not including such employment or similar agreement; and accordingly, any contractual rights that an Employee may have to any enhancement or modification called for under an employment or similar agreement are rights that derive from such agreement and not under the Plan.

(f)    Governing Law. The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws thereof.
(g)    Gender, Singular and Plural. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

(h)    Captions. The captions of the articles, paragraphs and sections of this document are for convenience only and will not control or affect the meaning or construction of any of its provisions.

(i)    Validity. In the event any provision of the Plan or any Agreement is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

(j)    Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan or any Agreement will not operate or be construed as a waiver of any subsequent breach by that Employee or any other Employee.

(k)    Notice. Any notice or filing required or permitted to be given to the Company or the Employee under the Plan or any Agreement will be sufficient if in writing and hand delivered, or sent by registered or certified mail, in the case of Company, to the principal office of Company, directed to the attention of the Head of Human Resources, and in the case of the Employee, to the last known address of the Employee indicated on the employment records of Company. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Company.

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